Exhibit 99.1

 FOR IMMEDIATE RELEASE

Network-1 Commences Patent Litigation against Samsung Entities

New Canaan CT, June 30, 2025– Network-1 Technologies, Inc. (NYSE: NTIP) announced today that it has initiated patent litigation against Samsung Electronics Co., LTD and Samsung Electronics America, Inc. (collectively, “Samsung”) in the United States District Court for the Eastern District of Texas for infringement of U.S. Patent No. 11,233,780, U.S. Patent No. 11.916,893, U.S. Patent No. 12,207,094, U.S. Patent No. 12,166,869, U.S. Patent No.11,606,204, and U.S. Patent No. 11.973,864 (collectively, the “Patents-in-Suit”).

The lawsuit alleges that Samsung infringes the Patents-in-Suit by supporting certain eSIM (embedded Subscriber Identification Module) and 5G technologies in its mobile devices, including its Galaxy smartphones, watches and tablets (the “Accused Products”). The Accused Products operate consistent with certain GSMA and ETSI industry standards.

The Patents-in-Suit are part of the M2M/IoT patent portfolio acquired by Network-1 in December 2017 (the “M2M/IoT Patent Portfolio”). The M2M/IoT Patent Portfolio relates to, among other things, enabling technology for authenticating and using eSIM technology in Internet of Things (“IoT”), Machine-to-Machine, and other mobile devices, including smartphones, tablets, watches, computers and automobiles. Patents in the M2M/IoT Patent Portfolio also relate to enabling technologies for 5G network authentication used in consumer and M2M devices (including smartphones), and the latest available Internet transport layer security solutions.

A study by the Trusted Connectivity Alliance (TCA) found that 2024 was a landmark year of growth across the global eSIM ecosystem during which the volume of eSIM device shipments surpassed 500 million units with eSIM profile downloads increasing by 56%.

Network-1’s M2M/IoT Patent Portfolio includes forty-one (41) issued U.S. patents (and 6 pending applications), plus fifteen (15) issued non-U.S. patents. The patent terms of the MTM/IoT Patent Portfolio are currently expected to extend until 2033-2034. Network-1 has been developing the portfolio since its acquisition and anticipates further issuances of additional claims.

The M2M/IoT Patent Portfolio is available for licensing to firms that make use of the technologies covered by its patents, including eSIM and 5G technologies covered by the relevant GSMA and ETSI standards, as implemented in Internet of Things and M2M products as well as devices utilizing 5G.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one hundred fourteen (114) U.S. patents and sixteen (16) international patents covering various technologies, including enabling technology for authenticating and using eSIM technology in Internet of Things (“IoT”), certain advanced technologies related to high frequency trading, technologies relating to document stream operating systems and the identification of media content and enabling technology to support, among other things, the interoperability of smart home IT devices. Network-1's current strategy includes efforts to monetize four patent portfolios (the M2M/IoT, HFT, Cox and Smart Home portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $188,000,000 from May 2007 through March 31, 2025. Network-1 has achieved licensing and other revenue of $47,150,000 through March 31, 2025 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 28, 2025 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Google and YouTube involving certain patents within our Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and Smart Home Portfolio, as well as a successful outcome on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, , the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
917-692-0000